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                                                                      EXHIBIT 23


                         [PRICEWATERHOUSECOOPERS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                 -------------


We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 1999 of WFS Financial 1999-C Owner Trust of our report dated January 25, 2000, except for Note 18, as to which the date is March 14, 2000, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        PRICEWATERHOUSECOOPERS LLP


March 27, 2000